UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 24, 2006


                            NetFabric Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


       Delaware                      0-21419                       76- 307819
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)


   Three Stewart Court, Denville, NJ                            07834
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      (Address of principal executive offices)              (zip code)


       Registrant's telephone number, including area code - (973) 887-2785


          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO DEFINITIVE AGREEMENT.

On May 24, 2006 the Company entered into a Waiver and Agreement to Convert ("Agreement") with Macrocom Investors LLC ("Macrocom"). Pursuant to the Agreement, Macrocom agreed immediately to convert a note issued by the Company in the principal amount of $500,000 and due on October 10, 2006, including all interest accrued thereon, into one million shares of restricted common stock of the Company. In addition, Macrocom and the Company agreed to waive and release each other from any claims in connection with the Note and all other agreements executed to date between Macrocom and the Company. In exchange for the waiver and the early conversion, the Company agreed to issue to Macrocom one million and five hundred thousand shares additional shares of restricted common stock.

ITEM 3.02 UN REGISTERED SALES OF EQUITY SECURITIES

      See Item 1.01

Item 9.01 Financial Statements And Exhibits

      (a)   None

      (b)   None

      (c)   Exhibits

            99.1 Waiver and agreement to convert dated May 24, 2006 by and between NetFabric Holdings, Inc. and Macrocom Investors, LLC.








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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NETFABRIC HOLDINGS, INC.



Date:  May 26, 2006                 By:    /s/ Fahad Syed
                                          --------------------------------
                                          Name: Fahad Syed
                                          Title: Chairman and CEO




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